Exhibit 99(a)

Windstream reports third-quarter results

•	Business service revenues were $916 million, a 1 percent increase year-over-year

•	Consumer broadband service revenues were $119 million, a 4 percent increase year-over-year

•	Adjusted free cash flow was $264 million, a 54 percent increase year-over-year

•	Enterprise customers grew 6 percent year-over-year

Release date: Nov. 7, 2013

LITTLE ROCK, Ark. - Windstream (Nasdaq: WIN) grew business and consumer broadband revenues and generated strong free cash flow in the third-quarter.

“Growth in business and consumer broadband revenues, combined with declining capital expenditures and lower cash interest expense, produced strong free cash flow during the quarter,” said Jeff Gardner, president and CEO. “We are confident that our strategy to transform Windstream into an enterprise-focused company enhances our growth opportunities and positions us for continued success. Windstream generates substantial free cash flow which supports our dividend. As we look forward, we will remain focused on creating and returning value to our shareholders.”

Pro Forma Results

Growth in the business channel combined with steady consumer results helped to offset greater wholesale declines due to a second step-down in intercarrier compensation rates during the third quarter.

Business service revenues were $916 million in the third quarter, an increase of $10 million or 1 percent year-over-year.

Data and integrated services revenues were $407 million, an increase of 5 percent from the same period a year ago. Data and integrated services include IP-based voice and data services, dedicated Internet access and data center and managed services.

Carrier service revenues were $169 million, an increase of 4 percent year-over-year due to fiber-to-the-tower installations.

Enterprise customers, who generate $750 or more in revenue per month, grew 6 percent year-over-year. Average service revenue per business customer per month increased 5 percent from the same period a year ago.

Consumer broadband service revenues were $119 million, up 4 percent from the same period in 2012, driven by increased sales of broadband features and faster speeds. Total average revenue per customer increased 6 percent year-over-year.

Overall consumer service revenues were $324 million, a decrease of 3 percent from the same period a year ago.

Wholesale revenues in the third quarter were $148 million, a decline of 19 percent from the same period a year ago due to lower intrastate access rates as part of intercarrier compensation reform implemented in July 2012 and fewer minutes of use.

Total revenues and sales were $1.50 billion, a decline of 3 percent from the same period a year ago. On a sequential basis, total revenue declined slightly by $2 million.

Exhibit 99(a)

Adjusted OIBDA was $575 million, a decline of 3 percent year-over-year. Sequentially, adjusted OIBDA decreased by $8 million driven by higher cash expenses primarily related to data center expansion and corresponding sales costs to support the growth.

Adjusted capital expenditures were $187 million in the third quarter. In addition, the company spent $6 million in integration capital related to PAETEC network optimization opportunities and a billing system conversion.

Adjusted free cash flow was $264 million during the third quarter, an increase of 54 percent year-over-year.

Windstream improved its balance sheet with several refinancing activities during the third quarter, which extended certain debt maturities and will result in approximately $45 million in cash interest savings in 2014. In addition, the company paid down its revolver balance by $100 million in the quarter.

GAAP Results

In the third quarter under Generally Accepted Accounting Principles (GAAP), Windstream reported total revenues and sales of $1.50 billion, operating income of $220 million and net income of $31 million, or 5 cents per share. That compares to total revenues and sales of $1.55 billion, operating income of $237 million and net income of $47 million, or 8 cents per share, during the same period in 2012.

GAAP results include an after-tax loss on the early extinguishment of debt and merger and integration, restructuring and other expense. Excluding these non-operational charges, adjusted earnings per share would have been 8 cents for the third quarter.

Conference call:

Windstream will hold a conference call at 7:30 a.m. CST today to review the company's third-quarter results.

To access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 65100623, ten minutes prior to the start time.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CST today and ending at midnight on Nov. 14. The replay can be accessed by dialing 1-855-859-2056, conference ID 65100623.

Webcast information:

The conference call also will be streamed live over the company's website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CST today.

Exhibit 99(a)

About Windstream

Windstream (Nasdaq: WIN), a FORTUNE 500 and S&P 500 company, is a leading provider of advanced network communications, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas. For more information, visit www.windstream.com.

Pro forma results adjust results of operations under GAAP to exclude all merger and integration costs related to strategic transactions and the results of operations of the energy business acquired as part of PAETEC. A reconciliation of pro forma results to the comparable GAAP measures is available on the company’s Web site at www.windstream.com/investors.

OIBDA is operating income before depreciation and amortization and merger and integration costs. Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and stock-based compensation. Adjusted free cash flow is Adjusted OIBDA, excluding merger and integration expense, minus cash interest, cash taxes and adjusted capital expenditures.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, Windstream’s 2013 guidance ranges for revenue, adjusted OBIDA, adjusted capital expenditures, cash tax payments, amounts of adjusted free cash flow and dividend payout ratio. These statements, along with other forward-looking statements, including statements regarding Windstream’s current dividend practice and its ability to generate cash flows in future periods, are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•	the impact of new, emerging or competing technologies;

•
for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service, price of facilities and services provided by other carriers on which Windstream’s services depend;

•
the uncertainty regarding the implementation of the Federal Communications Commission's ("FCC") rules on intercarrier compensation adopted in 2011, and the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to Windstream;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets or a significant change in the discount rate;

•	the availability and cost of financing in the corporate debt markets;

Exhibit 99(a)

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;

•
the risks associated with non-compliance by Windstream with regulations or statutes applicable to government programs under which Windstream receives material amounts of end user revenue and government subsidies, or non-compliance by Windstream, its partners, or its subcontractors with any terms of its government contracts;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•	unfavorable results of litigation or intellectual property infringement claims asserted against Windstream;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	continued loss of consumer voice lines;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by Windstream employees or employees of other communications companies on whom Windstream relies for service; and

•
those additional factors under "Risk Factors" in Item 1A of Part I of Windstream’s Annual Report on Form 10-K for the year ended December 31, 2012, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

Media Contact:
David Avery, 501-748-5876
david.avery@windstream.com

Investor Contact:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)	THREE MONTHS ENDED				NINE MONTHS ENDED
			Increase				Increase
	September 30,	September 30,	(Decrease)		September 30,	September 30,	(Decrease)
	2013	2012	Amount	%	2013	2012	Amount	%
UNDER GAAP (A):
Revenues and sales:
Service revenues	$1,447.9	$1,485.9	$(38.0)	(3)	$4,352.9	$4,441.3	$(88.4)	(2)
Product sales	55.7	59.5	(3.8)	(6)	157.2	176.8	(19.6)	(11)
Total revenues and sales	1,503.6	1,545.4	(41.8)	(3)	4,510.1	4,618.1	(108.0)	(2)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	645.0	671.4	(26.4)	(4)	1,933.1	1,987.3	(54.2)	(3)
Cost of products sold	47.9	56.8	(8.9)	(16)	141.7	159.3	(17.6)	(11)
Selling, general and administrative	246.1	229.4	16.7	7	725.2	719.5	5.7	1
Depreciation and amortization	338.4	326.4	12.0	4	1,000.3	958.5	41.8	4
Merger and integration costs	5.1	12.7	(7.6)	(60)	17.0	54.4	(37.4)	(69)
Restructuring charges	1.5	12.1	(10.6)	(88)	9.1	23.3	(14.2)	(61)
Total costs and expenses	1,284.0	1,308.8	(24.8)	(2)	3,826.4	3,902.3	(75.9)	(2)
Operating income	219.6	236.6	(17.0)	(7)	683.7	715.8	(32.1)	(4)
Other (expense) income, net	(5.6)	(5.3)	(0.3)	6	(5.0)	4.6	(9.6)	*
(Loss) gain on early extinguishment of debt	(14.7)	—	(14.7)	*	(28.5)	1.9	(30.4)	*
Interest expense	(148.8)	(155.4)	6.6	(4)	(479.7)	(465.4)	(14.3)	3
Income from continuing operations before income taxes	50.5	75.9	(25.4)	(33)	170.5	256.9	(86.4)	(34)
Income taxes	19.9	29.1	(9.2)	(32)	47.9	98.0	(50.1)	(51)
Income from continuing operations	30.6	46.8	(16.2)	(35)	122.6	158.9	(36.3)	(23)
Discontinued operations	—	—	—	*	—	(0.7)	0.7	*
Net income	$30.6	$46.8	$(16.2)	(35)	$122.6	$158.2	$(35.6)	(23)

Weighted average common shares	589.5	584.8	4.7	1	588.3	584.4	3.9	1
Common shares outstanding	596.1	588.1	8.0	1

Basic and diluted earnings per share:
Net income	$.05	$.08	($.03)	(38)	$.20	$.27	($.07)	(26)

PRO FORMA RESULTS OF OPERATIONS (B):
Revenues and sales	$1,503.6	$1,545.4	$(41.8)	(3)	$4,510.1	$4,618.1	$(108.0)	(2)
OIBDA (C)	$563.1	$575.7	$(12.6)	(2)	$1,701.0	$1,728.7	$(27.7)	(2)
Adjusted OIBDA (D)	$574.7	$592.0	$(17.3)	(3)	$1,744.1	$1,770.0	$(25.9)	(1)
Adjusted capital expenditures (E)	$187.4	$289.0	$(101.6)	(35)	$641.8	$779.4	$(137.6)	(18)

* Not meaningful
(A)
We have revised the first three quarters of 2012 to reflect a change in the accounting for certain promotional credits for new consumer customers. Previously, these credits were deferred and amortized as a reduction of revenue over the length of the contract with the customer, whereas they should have been recognized in the month the credits were issued. We have determined that these corrections were not material to the periods affected.

(B)
Pro forma results adjusts results of operations under GAAP to exclude all merger and integration costs related to strategic transactions and the results of operations of the energy business acquired as part of PAETEC. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income and Capital Expenditures Under GAAP to Pro Forma Adjusted OIBDA and Pro Forma Adjusted Capital Expenditures.

(C)	OIBDA is operating income before depreciation and amortization and merger and integration costs.
(D)
Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and share-based compensation. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income and Capital Expenditures Under GAAP to Pro Forma Adjusted OIBDA and Pro Forma Adjusted Capital Expenditures.

(E)
Adjusted capital expenditures exclude the impact of integration capital expenditures. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income and Capital Expenditures Under GAAP to Pro Forma Adjusted OIBDA and Pro Forma Adjusted Capital Expenditures.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED				NINE MONTHS ENDED
			Increase				Increase
	September 30,	September 30,	(Decrease)		September 30,	September 30,	(Decrease)
	2013	2012	Amount	%	2013	2012	Amount	%
Business operating metrics:
Customers (A)
Enterprise (B)	190.5	179.2	11.3	6
Small business (C)	420.6	462.8	(42.2)	(9)
Total customers	611.1	642.0	(30.9)	(5)
Net customer losses	9.6	5.5	4.1	75	30.9	25.5	5.4	21

Carrier special access circuits (D)	101.5	112.7	(11.2)	(10)

Consumer operating metrics:
Voice lines	1,752.7	1,865.2	(112.5)	(6)
Net voice line losses	30.6	22.3	8.3	37	112.5	86.5	26.0	30

High-speed Internet	1,183.4	1,216.2	(32.8)	(3)
Net high-speed Internet (losses) additions	(11.1)	5.5	(16.6)	*	(32.8)	16.7	(49.5)	*

Digital television customers	409.5	431.6	(22.1)	(5)

Total consumer connections	3,345.6	3,513.0	(167.4)	(5)

* Not meaningful
(A)	Business customers include each individual business customer location to which we provide service and exclude carrier special access circuits.
(B)	Enterprise customers generate $750 or more in revenue per month.
(C)	Small business customers generate less than $750 in revenue per month.
(D)
Carrier special access circuits are dedicated circuits purchased by telecommunication carriers to transport traffic from wireless towers, between points on their network or from their network to a customer location.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP
(In millions)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	September 30,	December 31,		September 30,	December 31,
	2013	2012		2013	2012
CURRENT ASSETS:			CURRENT LIABILITIES:

Cash and cash equivalents	$73.4	$132.0	Current maturities of long-term debt	$86.0	$866.0
Restricted cash	13.5	26.5	Current portion of interest rate swaps	29.6	29.0
Accounts receivable (less allowance for			Accounts payable	389.5	363.7
doubtful accounts of $40.8 and			Advance payments and customer deposits	223.6	223.3
$42.6, respectively)	634.8	614.1	Accrued dividends	150.7	148.9
Inventories	68.5	75.0	Accrued taxes	104.3	104.3
Deferred income taxes	96.2	249.5	Accrued interest	153.1	113.6
Prepaid income taxes	19.0	23.3	Other current liabilities	298.9	319.6
Prepaid expenses and other	179.2	179.7
			Total current liabilities	1,435.7	2,168.4
Total current assets	1,084.6	1,300.1

Goodwill	4,340.9	4,340.9	Long-term debt	8,760.8	8,099.8
Other intangibles, net	2,090.5	2,311.3	Deferred income taxes	1,810.4	1,896.3
Net property, plant and equipment	5,781.0	5,862.7	Other liabilities	625.0	712.7
Other assets	189.7	167.0	Total liabilities	12,631.9	12,877.2

			SHAREHOLDERS' EQUITY:
			Common stock	0.1	0.1
			Additional paid-in capital	835.7	1,098.3
			Accumulated other comprehensive income	19.0	6.4
			Retained earnings	—	—
			Total shareholders' equity	854.8	1,104.8

			TOTAL LIABILITIES AND
TOTAL ASSETS	$13,486.7	$13,982.0	SHAREHOLDERS' EQUITY	$13,486.7	$13,982.0

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP
(In millions)
	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
Cash Provided from Operations:
Net income	$30.6	$46.8	$122.6	$158.2
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	338.4	326.4	1,000.3	958.5
Provision for doubtful accounts	16.8	16.4	49.8	41.7
Share-based compensation expense	11.2	5.6	34.0	19.3
Deferred income taxes	15.6	27.9	59.6	91.9
Unamortized net premium on retired debt	0.6	—	(38.1)	(16.2)
Amortization of unrealized losses on de-designated interest rate swaps	6.0	11.4	31.6	33.0
Plan curtailment and other, net	4.3	(1.4)	(18.5)	(25.7)
Changes in operating assets and liabilities, net:
Accounts receivable	(38.1)	(49.8)	(70.5)	(71.8)
Income tax receivable	0.9	0.2	0.6	122.2
Prepaid income taxes	3.3	(3.0)	3.7	(7.4)
Prepaid expenses and other	0.5	17.9	(23.7)	(33.1)
Accounts payable	59.6	1.1	25.8	(2.2)
Accrued interest	23.9	22.9	39.5	(5.5)
Accrued taxes	1.0	(2.4)	—	(10.2)
Other current liabilities	(23.9)	(8.6)	(47.0)	(4.3)
Other liabilities	(3.5)	0.2	(16.4)	(2.1)
Other, net	0.9	(4.8)	7.4	(2.7)
Net cash provided from operations	448.1	406.8	1,160.7	1,243.6
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(193.8)	(307.3)	(666.0)	(809.4)
Broadband network expansion funded by stimulus grants	(8.7)	(31.0)	(28.8)	(68.8)
Changes in restricted cash	1.6	(12.1)	13.0	(18.2)
Grant funds received for broadband stimulus projects	17.8	6.9	53.5	26.5
Disposition of wireless assets	—	—	—	57.0
Other, net	—	0.9	—	7.0
Net cash used in investing activities	(183.1)	(342.6)	(628.3)	(805.9)
Cash Flows from Financing Activities:
Dividends paid to shareholders	(148.3)	(147.0)	(444.6)	(440.5)
Repayment of debt and swaps	(1,667.0)	(844.7)	(4,093.2)	(1,848.6)
Proceeds of debt issuances	1,562.5	1,025.0	3,997.5	1,775.0
Debt issuance costs	(10.1)	(16.6)	(29.7)	(19.0)
Payment under capital lease obligations	(5.6)	(5.0)	(13.8)	(15.3)
Other, net	(1.4)	1.4	(7.2)	(1.5)
Net cash used in financing activities	(269.9)	13.1	(591.0)	(549.9)
(Decrease) increase in cash and cash equivalents	(4.9)	77.3	(58.6)	(112.2)
Cash and Cash Equivalents:
Beginning of period	78.3	37.5	132.0	227.0
End of period	$73.4	$114.8	$73.4	$114.8

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED RECONCILIATION OF OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA (A)
ADJUSTED OIBDA AND PRO FORMA ADJUSTED CAPITAL EXPENDITURES (NON-GAAP)
(In millions)

		THREE MONTHS ENDED			NINE MONTHS ENDED
		September 30,	September 30,		September 30,	September 30,
		2013	2012		2013	2012

Operating income from continuing operations under GAAP		$219.6	$236.6		$683.7	$715.8
Pro forma adjustments:
Merger and integration costs	(B)	5.1	12.7	(B)	17.0	54.4
Pro forma operating income		224.7	249.3		700.7	770.2
Depreciation and amortization expense	(B)	338.4	326.4	(B)	1,000.3	958.5
Pro forma OIBDA		563.1	575.7		1,701.0	1,728.7
Other adjustments:
Pension income	(B)	(1.1)	(1.4)	(B)	—	(1.3)
Restructuring charges	(B)	1.5	12.1	(B)	9.1	23.3
Share-based compensation	(B)	11.2	5.6	(B)	34.0	19.3
Pro forma adjusted OIBDA		$574.7	$592.0		$1,744.1	$1,770.0

Capital expenditures under GAAP		$193.8	$307.3		$666.0	$809.4
Pro forma adjustments:
Integration capital expenditures		6.4	18.3		24.2	30.0
Pro forma adjusted capital expenditures	(C)	$187.4	$289.0	(C)	$641.8	$779.4

(A)	Pro forma results adjust results of operations under GAAP to exclude merger and integration costs related to strategic transactions.
(B)	Represents applicable expense as reported under GAAP.
(C)	Pro forma adjusted capital expenditures exclude the impact of integration capital expenditures.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
NOTES TO UNAUDITED RECONCILIATION OF OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA
ADJUSTED OIBDA, PRO FORMA ADJUSTED CAPITAL EXPENDITURES

On August 30, 2013, through the creation of a new holding company structure, Windstream Corporation became a wholly-owned subsidiary of a new publicly traded parent company, Windstream Holdings, Inc ("Windstream Holdings", "we", "us", "our"). As the reorganization occurred at the parent company level, the remainder of our subsidiaries, operations and customers were not affected. As a result, the operations of Windstream Corporation are the same as the operations for Windstream Holdings as of September 30, 2013. Accordingly, the historical financial statements presented herein reflect the effect of the reorganization for all periods presented.

We have disclosed in our Form 8-K furnished on November 7, 2013, that we have presented in this package unaudited pro forma results, which excludes all merger and integration costs resulting from strategic transactions and the results of operations of the energy business acquired in 2011 as part of PAETEC, which was included in discontinued operations and sold during the second quarter of 2012. In addition to pro forma adjustments, we have presented certain measures of our operating performance, excluding the impact of restructuring charges, pension expense and share-based compensation. We have made certain reclassifications and revisions to prior periods to conform with the current presentation.

Our purpose for excluding non-recurring items, the results of the disposed operations, restructuring charges, pension and share-based compensation is to improve the comparability of results of operations for the three and nine month periods ended September 30, 2013, to the results of operations for the same periods of 2012 in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting pro forma measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of our current operations. We use pro forma results, including pro forma OIBDA, pro forma adjusted OIBDA, pro forma capital expenditures and adjusted free cash flow as key measures of the operational performance of our business. Our management, including our chief executive officer, the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward looking statements include, but are not limited to, statements about expected levels of support from universal service funds or other government programs, expected rates of loss of voice lines or intercarrier compensation, expected increases in high-speed Internet and business data connections, our expected ability to fund operations, expected required contributions to our pension plan, capital expenditures and certain debt maturities from cash flows from operations, expected synergies and other benefits from completed acquisitions, expected effective federal income tax rates, expected annualized savings from the management restructuring and forecasted capital expenditure amounts. These and other forward-looking statements include statements about our ability to generate cash flows in future periods and to pay our current dividend, and these statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others: further adverse changes in economic conditions in the markets served by us; the extent, timing and overall effects of competition in the communications business; the impact of new, emerging or competing technologies; the uncertainty regarding the implementation of the Federal Communications Commission's ("FCC") rules on intercarrier compensation, and the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to us; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which our services depend; the risks associated with any non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and government subsidies, leading to possible suspension or debarment from future participation in the programs for a significant period of time; or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts, potentially harming to our reputation with government agencies and resulting in possible restriction in future government activities; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, and rules and regulations governing the communications industry; material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unfavorable results of litigation or intellectual property infringement claims asserted against us; continued access line loss; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; the impact of equipment failure, natural disasters or terrorist acts; earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate; and those additional factors under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2012, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect our future results included in our other filings with the Securities and Exchange Commission at www.sec.gov.